COASTAL PHYSICIAN GROUP, INC.

                           SECURED OVERLINE CREDIT AGREEMENT



                 This SECURED OVERLINE CREDIT AGREEMENT (this "Agreement") is entered into as of May 29, 1996 by and among COASTAL PHYSICIAN GROUP, INC., a Delaware corporation and formerly known as Coastal Healthcare Group, Inc. ("Borrower"), the FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HERETO and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union"), as agent for and representative of (in such capacity herein called "Agent") the Overline Lenders.


                                      RECITALS

                 WHEREAS, Borrower, the financial institutions named therein (the "Lenders") and First Union, as agent for the Lenders, are parties to that certain Credit Agreement dated July 29, 1994 (as amended to the date hereof, and as further amended, restated, supplemented or otherwise modified from time to time the "Credit Agreement") pursuant to which (i) loans in an aggregate principal amount of $82,500,000 and letters of credit in an aggregate amount of $1,208,333 are outstanding on the date hereof prior to the effectiveness of the Third Amendment (as hereinafter defined) and (ii) prior to the effectiveness of the Third Amendment and of this Agreement, no further loans or other extensions of credit are required to be made by the Lenders to the Borrower;

                 WHEREAS, concurrently herewith, Borrower, First Union, as agent, and Required Lenders under and as defined in the Credit Agreement are entering into that certain Third Amendment and Limited Waiver to Credit Agreement dated as of the date hereof (the "Third Amendment") pursuant to which, among other things, Required Lenders consent to (i) Borrower incurring on a first priority secured basis additional Indebtedness in an aggregate principal amount of up to $40,000,000, (ii) Borrower and its Subsidiaries (other than the HMOs) securing all obligations hereunder pursuant to the Pledge Agreements and the Security Agreements (as such terms are defined in the Credit Agreement, (iii) the Subsidiaries of Borrower (other than the HMOs) guaranteeing all obligations hereunder pursuant to the Guaranty Agreement (as defined in the Credit Agreement) and (iv) the obligations hereunder receiving priority with respect to payments of principal and interest and the application of certain proceeds from asset sales and equity or debt issuances as provided herein and in the Third Amendment;

                 WHEREAS, as part of the cash management practices of Borrower and its Subsidiaries, Borrower intends, from time to time in the future, to advance to its Subsidiaries




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



the proceeds of Overline Loans made on and after the Effective Date and the Subsidiaries have acknowledged that such advances are a material benefit to such Subsidiaries. Thus, the Subsidiaries will benefit substantially both directly and indirectly from the Overline Loans to be made under this Agreement;

                 WHEREAS, it is a condition precedent to the effectiveness of this Agreement and the extension of any credit hereunder that Borrower and its Subsidiaries (other than the HMOs) grant first priority (except with respect to Permitted Liens as defined in the Credit Agreement) security interests in all of their property, now existing and hereafter created or acquired, in order to secure their obligations under this Agreement and to secure the guaranty of payment of the obligations under this Agreement as set forth in the Guaranty Agreement, as the case may be.

                 NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, Borrower, the Overline Lenders and Agent hereby agree as follows:


                                       ARTICLE I

                                      DEFINITIONS

                 Section 1.1        Certain Defined Terms.

                 The following terms used in this Agreement shall have the following meanings:

                 "Agent" means First Union, as agent under this Agreement and any successor Agent appointed pursuant to Article IX hereof.

                 "Aggregate Amounts Due" means, with respect to any Overline Lender at any date of determination, the aggregate amount of principal and accrued interest with respect to the outstanding Overline Loans made or maintained by that Overline Lender.

                 "Agreement" means this Overline Credit Agreement among Borrower, the Overline Lenders and Agent, as this Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                 "Asset Sale" means the sale by Borrower or any of its Subsidiaries to any Person other than Borrower or any of its Wholly-Owned Subsidiaries that are Credit Parties of (i) any of the stock of any of Borrower's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Borrower or any of its Subsidiaries outside of the ordinary course of business.

                 "Assignment and Acceptance" means an Assignment and Acceptance Agreement entered into between an Overline Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit D.

                 "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime or base rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime or base rate, or (ii) 0.5% in excess of the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.


                 "Borrower" has the meaning assigned to that term in the recitals to this Agreement.

                 "Borrower Net Cash Proceeds" means any Net Cash Proceeds received by the Borrower and its Subsidiaries that are not required to be applied to prepay Overline Loans or Reducing
Revolving  Loans  pursuant  to subsection 2.6B.

                 "Cash" means money, currency or a credit balance in a demand, time, savings, passbook or like account.

                 "Certificate of Exemption" has the meaning assigned to that term in Section 2.12 hereof.

                 "Collateral   Documents"   means,   collectively   the
Pledge Agreements, the Security Agreements and any other document executed by Borrower or any of the Subsidiaries granting a Lien in favor of Agent and/or the Overline Lenders.

                 "Credit Agreement" has the meaning assigned to that term in the recitals to this Agreement.

                 "Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                 "Effective Date" means the date on which all of the conditions set forth in Section 4.1 hereof are satisfied or waived.

                 "Event of Default" has the meaning assigned to such term in Article VIII hereof.

                 "First Union" has the meaning assigned to that term in the introduction hereto.

                 "Foreign Bank" has the meaning assigned to that term in
Section 2.12B of this Agreement.



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



                 "HMO Cash" means, as of any date of determination, the sum of (i) the aggregate collected bank balances in the accounts of the HMOs plus (ii) all Cash Equivalents and invested funds of the HMO's, wherever located.

                 "Incorporated Provisions" has the meaning assigned to that term in Section 1.3 hereof.

                 "Indemnified Costs" has the meaning assigned to that term in Section 10.4 hereof.

                 "Indemnified Persons" has the meaning assigned to that term in Section 10.4 hereof.

                 "Initial Period" means the period commencing on the Effective Date and ending on the date that is 90 days after the Effective Date.

                 "Initial Period Date" means the date that is 91 days after the Effective Date.

                 "Issuing Lender" shall mean First Union, in its capacity as issuer of the Letters of Credit, and its successors and assigns in such capacity.

                 "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

                 "L/C  Supportable   Indebtedness"   means  (i)
obligations of Borrower incurred in the ordinary course of business with respect to worker's compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of Borrower as shall be, for the purposes of issuing Letters of Credit in support thereof, acceptable to Issuing Lender and as are otherwise permitted to exist under the terms of this Agreement.

                 "Lenders' Percentage" means:

                 (i) with respect to the first $40,000,000 of aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries after the Effective Date, 100%;

                 (ii) with respect to aggregate Net Cash Proceeds in excess of $40,000,000 but less than or equal to $80,000,000, 75%;

                 (iii) with respect to aggregate Net Cash Proceeds in excess of $80,000,000 but less than or equal to $120,000,000, 80%; and

                 (iv)      with respect to all aggregate Net Cash
         Proceeds in excess of $120,000,000, 50%.






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



                 "Letter of Credit" or "Letters of Credit" means letters of credit issued or to be issued by Issuing Lender for the account of Borrower pursuant to subsection 3.1.

                 "Letter   of   Credit   Usage"   means,   as  at  any
date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Borrower (including any such reimbursement out of the proceeds of Overline Loans pursuant to subsection 3.3B).

                 "Letter of Non-Exemption" has the meaning assigned to that term in Section 2.12B hereof.

                 "Material Adverse Effect" shall mean a material adverse effect upon (i) the financial condition, operations, business, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform under any Credit Document or any other material contract to which it is a party, (iii) the legality, validity or enforceability of any Credit Document, (iv) the perfection or priority of the Liens granted to the Agent under the Credit Documents or the rights and remedies of the Agent and the Lenders under the Credit Documents; except, in the case of clauses (iii) and (iv) above, to the extent any such effect is caused by the act or omission on the part of the Agent or any Lender or (v) the occurrence of both (a) a decrease in the enrollment of any HMO to a level less than 85% of its enrollment on April 1, 1996 and (b) a decrease in the aggregate enrollment of the HMOs to less than 90,000.

                 "Net Available Cash" means, as of any date of determination, the sum of (i) the aggregate collected bank balances in the accounts of Borrower and its Subsidiaries, plus (ii) all Cash Equivalents and invested funds wherever located of Borrower and its Subsidiaries minus (iii) $8,000,000 minus (iv) HMO Cash minus (v) the aggregate amount of reserves established for taxes actually payable as a result of Asset Sales, provided that all such amounts are deposited in a restricted account maintained with the Agent and can be withdrawn only for application to taxes actually payable as a result of the applicable Asset Sale; provided that the $3,000,000 Cash required to be held in escrow relating to the sale of the Florida physician network to Humana and other escrows established in connection with the sales of assets approved by Overline Lenders shall be excluded from the calculation of Net Available Cash.

                 "Net Cash Proceeds" means, with respect to any Asset Sale, issuance of equity securities or the incurrence of any Debt (other than Overline Loans and Reducing Revolving Loans) by the Borrower or any of its Subsidiaries, Cash proceeds (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, issuance or incurrence, as applicable, net of reasonable bona fide direct costs of sale or reasonable costs incurred directly in connection with the applicable issuance or incurrence, including income taxes paid or estimated to be actually payable as a result thereof, after taking into account any available tax





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



credits or deductions and any tax sharing arrangements; provided that the amount of income taxes so estimated to be actually payable shall be approved by the Agent, which approval shall not be unreasonably withheld.

                 "Notice of Borrowing" means a notice of borrowing substantially in the form attached as Exhibit A hereto delivered by Borrower pursuant to subsection 2.1B with respect to a proposed Overline Loan, including such representations as may be requested by Agent.

                 "Notice of Issuance of Letter of Credit" means a notice substantially in the form attached as Exhibit C hereto delivered by Borrower to Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                 "Overline Commitment" has the meaning assigned to that term in Section 2.1 hereof.

                 "Overline Lender" and "Overline Lenders" means the persons identified as "Overline Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.2.

                 "Overline Loan" or "Overline Loans" means the loan or loans made by an Overline Lender or Overline Lenders pursuant to Article Two hereof.

                 "Overline Loan Exposure" means, with respect to any Overline Lender as of any date of determination (i) prior to the termination of the Overline Commitments, that Overline Lender's Overline Commitment and (ii) after the termination of the Overline Commitments, the sum of (a) the aggregate outstanding principal amount of the Overline Loans of that Overline Lender plus (b) in the event that Overline Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Overline Lender (in each case net of any participations purchased by other Overline Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Overline Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

                 "Overline Maturity Date" means the earlier of (i) July 1, 1997 or such later date on or prior to October 1, 1997 as may be approved in writing by each of the Overline Lenders in their sole discretion pursuant to Section 2.15 and (ii) the date the Overline Lenders elect to terminate the Overline Commitments pursuant to
Article VIII; provided that, if financial covenants are not established for the period subsequent to February 1997 pursuant to subsection 2.14, the Overline Maturity Date shall be February 28, 1997.

                 "Overline Note" means a promissory note, substantially in the form attached as Exhibit D hereto, executed and delivered by Borrower to each of the Overline Lenders pursuant to
Section 2.6 hereof, as such note may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                 "Overline Obligations" means all obligations of every nature of Borrower from time to time owed to Agent, Overline Lenders and Issuing Lender under this Agreement.

                 "Pro Rata Share" means, for any Overline Lender, the percentage obtained by dividing (x) the Overline Loan Exposure of that Overline Lender by (y) the sum of the aggregate Overline Exposure of all Overline Lenders. The initial Pro Rata Share of each Overline Lender is set forth opposite the name of such Overline Lender on
Schedule I annexed hereto.

                 "PW Engagement Letter" means that certain engagement letter agreement dated as of April 4, 1996 by and between Price
Waterhouse L.L.P. and the Borrower, as amended, supplemented or otherwise modified from time to time to the extent permitted herein.

                 "Register" has the meaning assigned to that term in
Section 2.5 hereof.

                 "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the date hereof between Company and the holders of the Warrants party thereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

                 "Reimbursement Obligation" has the meaning assigned to that term in subsection 3.3B(iii).

                 "Required Overline Lenders" means Overline Lenders holding 66-2/3% or more of the aggregate outstanding principal amount of the Overline Loans or, if no Overline Loans are then outstanding, the Overline Commitments.

                 "Restructuring Documents" means, collectively, the Third Amendment, this Agreement, the Overline Notes, the Warrants, the Registration Rights Agreement, the Guaranties and the Collateral
Documents.

                 "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the maximum amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

                 "Taxes" has the meaning assigned to that term in
Section 2.12 hereof.

                 "Third Amendment" has the meaning assigned to that term in the recitals to this Agreement.

                 "Total Utilization of Overline Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Overline Loans (other than Overline Loans made for the purpose of reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the Letter of





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



Credit Usage plus (iii) during the Initial Period, the aggregate amount of prepayments of Overline Loans made during the Initial Period pursuant to subsection 2.6B(vi)(1).

                 "Warrants" means the warrants dated as of the date hereof and issued to Overline Lenders by Borrower in proportion to their Pro Rata Shares, as such warrants may be amended, restated, supplemented or otherwise modified from time to time.

                 Section 1.2 References; Interpretation. Any reference in this Agreement (i) to a Section, a Schedule or an Exhibit is a reference to a section hereof, a schedule hereto or an exhibit hereto, respectively; and (ii) to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears. In this Agreement the singular includes the plural and the plural the singular; "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words denoting any gender include the other gender; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; and references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.

                 Section 1.3 Incorporation by Reference from Credit Agreement. All capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings assigned to such
terms in the Credit  Agreement.  All definitions,   representations,
warranties, covenants and other provisions contained in the Credit Agreement which are incorporated in this Agreement by reference (the "Incorporated Provisions") are so incorporated in the form in which such Incorporated Provisions exist as of the date of execution of this Agreement, or as they may be amended, modified or supplemented in accordance with this subsection 1.3. All definitions contained in the Credit Agreement which are used in the Incorporated Provisions and not otherwise defined herein shall be incorporated in this Agreement by reference, except that all references to "Event of Default," and "Default" in the Incorporated Provisions are hereby deemed to mean "Event of Default," and "Default" as each such respective term is defined in subsection 1.1 hereof. All references to "Credit
Agreement," "this Agreement" or "hereto" in the definitions contained in the Credit Agreement which are Incorporated Provisions shall be deemed to refer to the Credit Agreement, all such references to "Loans" shall be deemed to refer to the loans under the Credit Agreement, all such references to "Notes" shall be deemed to refer to the Notes issued under the Credit Agreement, all such references to "Lenders" shall be deemed to refer to lenders party to the Credit Agreement and all such references to "Obligations" shall be deemed to refer to the Obligations under the Credit Agreement. From and after the date of execution of this Agreement, any amendment or modification of, or supplement to, any of the Incorporated Provisions by the parties to the Credit Agreement shall not be effective to amend, modify or supplement the Incorporated Provisions as incorporated in this Agreement unless Required Overline Lenders or, if required by the terms





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



of this agreement, all Overline Lenders, consent to such amendment, modification or supplement.


                                   ARTICLE II

                               LOAN PROVISIONS

                 Section 2.1        Overline Loans and Commitments.

                 A.        Overline Commitments.

                 (i) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Overline Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Overline
         Loans permitted to be outstanding during the period from the Effective Date to the Overline Maturity Date, to lend to Borrower from time to time during the period from the Effective Date to but excluding the Overline Maturity Date up to its Pro Rata Share of $40,000,000. Each Overline Lender's commitment to make its Pro Rata Share of the Overline Loans hereunder pursuant to this Section 2.1 is herein called its "Overline Commitment", and such commitments of all Overline Lenders in the aggregate are herein called the "Overline Commitments". The original amount of each Overline Lender's Overline Commitment is set forth opposite its name on
         Schedule I annexed hereto and the aggregate original amount of the Overline Commitments is $40,000,000; provided that the Overline Commitments of Overline Lenders shall be adjusted to give effect to any assignments of the Overline Commitments permitted hereunder; and provided, further that the amount of the Overline Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to
         Section 2.6.

                 (ii) On the Initial  Period Date,  each Overline
         Lender shall, automatically and without the requirement that Borrower deliver a Notice of Borrowing or satisfy the requirements set forth in Section 4.2 make an Overline Loan in the amount equal to the aggregate amount of prepayments from Net Cash Proceeds received during the Initial Period in respect of such Overline Lender's Overline Loans; provided that the proceeds of such Overline Loans shall be used only to prepay the outstanding Reducing Revolving Loans.

                 (iii) Anything contained in this Agreement to the contrary notwithstanding, the Overline Loans and Overline Commitments shall be subject to the following limitations in the amounts and during the periods indicated:

                 (a) in no event shall the Total Utilization of Overline Commitments at any time exceed the Overline Commitments then in effect; and





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




                 (b)       the Total  Utilization of Overline
                           Commitments shall not exceed the applicable amount set forth below on the corresponding date set forth below:


Date                                    Maximum Total Utilization

May 31, 1996                                   $15,000,000

June 30, 1996                                  $25,000,000

July 31, 1996                                  $25,000,000

August 31, 1996                                $28,500,000


                 (c)       The Total  Utilization of Overline
                           Commitments shall not exceed the applicable amount set forth below at any time during the corresponding periods set forth below:


Period                                             Maximum Total Utilization

Effective Date - May 30, 1996                                $19,000,000

June 1, 1996 - June 29, 1996                                 $29,000,000

July 1, 1996 - July 30, 1996                                 $29,000,000

August 1, 1996 - August 30, 1996                             $32,500,000


                 (iv) The aggregate principal amount of the Overline Loans shall be due and payable in full on the Overline Maturity Date and each Overline Commitment shall terminate on such date. Agent shall record the amount of the Overline Loans of each Overline Lender and the payments to the Overline Lenders in respect of the Overline Loans in the Register as provided in Section 2.5 below.

                 B. Borrowing Mechanics. Overline Loans made on any date (other than Overline Loans made pursuant to subsection 3.3B to reimburse Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Whenever Borrower desires that Overline Lenders make Overline Loans it shall deliver to Agent a Notice of Borrowing no later than 11:00 a.m. (Charlotte time) at least one Business Day in advance of the proposed funding. The Notice of Borrowing shall specify (i) the proposed funding date (which shall be a Business Day) and (ii) the amount of Overline Loans requested and shall certify that (a) Borrower either has utilized or, simultaneously with such borrowing is utilizing all Net Available Cash, (b) Net Available Cash has been
deducted  from  availability   under  the  Overline   Commitments
before determining compliance with the conditions for such borrowing, (c) neither Borrower nor, to the best knowledge of the Plan Manager, the Plan Manager knows any information, including any information that supplements or revises the ARTB information most





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



recently delivered to the Lenders and the Overline Lenders, that indicates that Borrower is not (or will not be) in compliance with the provisions of Section 6.20 of the Credit Agreement (including such Section as incorporated by reference into this Agreement), (d) neither Borrower nor, to the best knowledge of the Plan Manager, the Plan Manager has any reason to believe that Borrower will not be able to make the interest payments required under this Agreement and the Credit Agreement in the current and immediately succeeding month, (e) after giving effect to the proposed borrowing, Borrower shall not be in violation of the provisions of Section 6.20(a) of the Credit Agreement and no other Default shall exist under this Agreement and
(f) such other certifications and representations as the Agent may request.

                 Borrower shall notify Agent prior to the funding of any Overline Loans in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable funding date, and the acceptance by Borrower of the proceeds of any Overline Loans shall constitute a re-certification by Borrower, as of the applicable funding date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

                 C. Disbursement of Funds. Upon the receipt of a Notice of Borrowing, Agent will promptly notify each Overline Lender of the proposed borrowing, of such Overline Lender's Pro Rata Share thereof and of the other matters specified in the Notice of Borrowing. Each such Overline Lender will make the amount of its Pro Rata Share of such borrowing available to Agent at its office referred to in
Section 9.4 of the Credit Agreement, for the account of Borrower, in Dollars and in immediately available funds, prior to 12:00 noon, Charlotte time, on the funding date. To the extent the relevant Overline Lenders have made such amounts available to Agent as provided hereinabove, Agent will make the aggregate of such amounts available to Borrower's account at Agent's office and in like funds as received by Agent, prior to 3:30 p.m., Charlotte time, on the funding date.

                 Unless Agent has received, prior to 12:00 noon, Charlotte time, on any funding date, notice from an Overline Lender that such Overline Lender will not make available to Agent its Pro Rata Share of the relevant borrowing, Agent may assume that such Overline Lender has made its Pro Rata Share of such borrowing available to Agent on such funding date in accordance with the preceding paragraph, and Agent may, in reliance upon such assumption, make a corresponding amount available to Borrower on such funding date. If and to the extent that such Overline Lender shall not have made such Pro Rata Share available to Agent, and Agent shall have made such corresponding amount available to Borrower, such Overline
Lender, on the one hand, and Borrower,  on the  other,   severally agree
to pay to Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, (i) if recovered from such Overline Lender, at the Federal Funds Rate, and (ii) if recovered from Borrower, at the rate of interest applicable to Overline Loans comprising such borrowing. If such Overline Lender shall repay to Agent such corresponding amount, such amount so repaid shall constitute such Overline Lender's Overline Loan as part of such borrowing for purposes of this Agreement.

                 The failure of any Overline Lender to make any Overline Loan required to be made by it as part of any borrowing shall not relieve any other Overline Lender of its obligation, if any, hereunder to make its Overline Loan on the respective funding date, but no Overline Lender shall be responsible for the failure of any other Overline Lender to make the Overline Loan to be made by such other Overline Lender as part of any borrowing.

                 D. Voting Rights. Notwithstanding any other provision contained herein or in any of the other Restructuring Documents, any Overline Lender that violates any obligation to fund or otherwise defaults in the funding of its Pro Rata Share of any Overline Loans requested and permitted to be made by Borrower hereunder shall not, for so long as such refusal has not been withdrawn or such default has not been cured, have any rights of consent or approval or any voting rights whatsoever with respect to any matter hereunder or under any of the other Restructuring Documents that requires or permits the consent, approval or action of the Overline Lenders, or any of them, and the Overline Commitments and Overline Loans of any such Overline Lender shall not be taken into account for purposes of determining, at any time during the continuance of any such refusal or default, the Required Overline Lenders or the number or percentage of Overline Lenders that shall be required for the Overline Lenders or any of them to take or approve, or direct Agent to take, any action hereunder.

                 Section 2.2 Interest. The Overline Loans shall bear interest on the unpaid principal amount thereof from (and including) the date made to maturity (whether by acceleration or otherwise) at a rate equal to the sum of the Base Rate plus 2% per annum.

                 Interest shall be payable on the Overline Loans in arrears on and to the last day of each month, commencing with the first such date to occur after the Effective Date and at maturity.

                 Section 2.3 Post-Maturity Interest. Any principal payments on the Overline Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Overline Loans not paid when due, in each case whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.5% per annum in excess of the rate of interest otherwise payable under this Agreement and then applicable to the Overline Loans. In view, among other things, of the fact that the Borrower has requested and obtained nine successive temporary waivers of Events of Default under the Credit Agreement, which expire on the date of this Agreement, so that absent the Third Amendment and this Agreement the Agent and the Required Lenders would be entitled to exercise their remedies, the Borrower agrees that the post-maturity interest provided in this
Section is fair and reasonable.

                 Section 2.4 Computation of Interest. Interest on the Overline Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

                 Section 2.5        Register.

                 A. Agent shall maintain a register (the "Register") on which it will record the Overline Commitment from time to time of each Overline Lender, the Overline Loans maintained or made by each Overline Lender and each repayment in respect of the principal amount of the Overline Loans of each Overline Lender.

                 B. Each Overline Lender will record on the schedule attached to its Overline Note the amount of the Overline Loans maintained or made by it and each payment in respect thereof. Failure to make any such recordation, or any error in such recordation, shall not affect Borrower's obligations in respect of such Overline Loans. As between such Overline Lender and Borrower, any such recordation shall be conclusive and binding, absent manifest error.

                 Section 2.6        Commitment Reductions; Prepayments;
Application of Payments.

                 A. Voluntary Commitment Reductions and Prepayments. Borrower may, on any Business Day, permanently reduce the aggregate Overline Commitments by written notice to Agent specifying the effective date and the aggregate amount of such reduction. Notice of reduction having been given as aforesaid, the Overline Commitments shall be automatically reduced pro rata on the date and in the amount specified in such notice; provided that, in no event shall the Overline Commitments be so reduced if, as a result of such reduction, the aggregate amount of the Overline Commitments would be less than the aggregate principal amount of the then outstanding Overline Loans. Borrower may, upon written or telephonic notice delivered to Agent on or prior to 12:00 Noon (Charlotte time) on the date of prepayment, which notice shall be promptly confirmed in writing, at any time prepay the Overline Loans, pro rata, in whole or in part in any amount. Notice of prepayment having been given as aforesaid, the principal amount of the Overline Loans specified in such notice shall become due and payable on the prepayment date.

                 B.  Mandatory Commitment Reductions and Prepayments.

                           (i) On January 2, 1997, (a) the aggregate amount of the Overline Commitments shall be automatically reduced to $10,000,000 and (b) the Borrower shall make principal repayments from Net Cash Proceeds in an aggregate amount equal to $40,000,000; provided that (1) prior to making such repayment, the Borrower shall prepay Overline Loans in an aggregate amount equal to the amount of Net Available Cash on January 2, 1997 and (2) no portion of the principal payments required to be made pursuant to this paragraph (i) may be made with proceeds of Overline Loans or proceeds from the escrow account referred to in Section 3.2(ii) of the Third Amendment; provided further that payments made prior to January 2, 1997 may be credited against such payment to the extent and in the manner provided in Section 2.6B(vi)(4) of this Agreement.

                           (ii) On each date on which (a) the aggregate
         Net Cash Proceeds received by the Borrower and its Subsidiaries after the Effective Date exceeds $80,000,000 and (b) the Borrower receives any Borrower Net Cash Proceeds, the aggregate amount of the Overline Commitments shall be automatically reduced, in an aggregate amount equal to the amount of the Borrower Net Cash Proceeds received by the Borrower and its Subsidiaries on such date.

                           (iii) On any date on which the Total
         Utilization of Overline Commitments exceeds the aggregate amount of the Overline Commitments, Borrower shall make a prepayment in an aggregate amount equal to the amount of such excess; provided that, to the extent such excess amount required to be prepaid is greater than the aggregate principal amount of the Overline Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Agent and held in the Cash Collateral Account as security for the Borrower's
         Reimbursement   Obligations,   as  more particularly described
         in Section 3.6.

                           (iv) By 2:00 p.m.  (Charlotte  time) on each
         Thursday (or, if any Thursday is not a Business Day, on the next Business Day), Borrower shall prepay outstanding Overline Loans in an aggregate amount equal to the amount of Net Available Cash as of the close of business on the immediately preceding Business Day; provided that the Overline Commitments
         shall  not  be  reduced  in  connection   with  any  such
         prepayment.

                           (v) On each date on which the Borrower is in default under the provisions of Section 6.20 of the Credit Agreement, the Borrower shall prepay Overline Loans in an aggregate amount equal to the aggregate amount of prepayments required to be in compliance with the provisions of Section
         6.20 of the Credit Agreement, as incorporated herein pursuant to Article VII hereof.

                           (vi)   Prepayments   and  Reductions  from
         Net  Cash Proceeds.   Immediately   upon  receipt  by  Borrower
         or any of its Subsidiaries of any Net Cash Proceeds, Borrower shall prepay the Overline Loans and Reducing Revolving Loans in an aggregate amount equal to the product of (a) the amount of such Net Cash Proceeds multiplied by
         (b) the applicable Lenders' Percentage as follows:

                                    (1)   During   the   Initial
                 Period,   all prepayments will be applied first to
                 prepay Overline Loans (and availability under the Overline Commitments will be blocked in the amount of such prepayments until the Initial Period Date as provided in the definition of Total Utilization) and thereafter to prepay outstanding Reducing Revolver Loans;

                                    (2)     On the Initial Period Date,
                 the Borrower shall prepay Reducing Revolving Loans in an aggregate amount equal to the aggregate amount of prepayments made pursuant to paragraph (1) above with the proceeds of Overline Loans made in
                 accordance   with  the provisions of subsection
                 2.1A(ii);

                                    (3)  During  the  period  from  the
                 Initial Period Date to but excluding January 2, 1997, all prepayments will be applied to prepay outstanding Reducing Revolving Loans;

                                    (4) On January 2, 1997 (or, if the
                 Borrower otherwise   qualifies  for  a   cancellation
                 of Warrants in accordance with the terms of the Warrants, on such earlier date of determination), the Overline Loans shall be prepaid with the proceeds of the Reducing Revolving Loans made pursuant to
                 subsection   2.1(b)(ii)  of  the  Credit  Agreement
                 (and such prepayment shall be credited against the principal payment required pursuant to subsection 2.6B(i));

                                    (5) Any  prepayments  from Net Cash
                 Proceeds received on January 2, 1997 shall be applied first to the payment required pursuant to subsection 2.6B(i) and thereafter to prepay Reducing Revolving Loans; and

                                    (6) Any  prepayments  from Net Cash
                 Proceeds received after January 2, 1997 shall be applied to prepay outstanding Reducing Revolving Loans.

                 All Borrower Net Cash Proceeds may be retained by the Borrower and no prepayment of the Overline Loans and Reducing Revolving Loans shall be required pursuant to this subsection 2.6B(vi) in respect of such Borrower Net Cash Proceeds; provided that the Overline Commitments shall be reduced as provided in subsection 2.6B(ii) above.

                 Concurrently with any prepayment of the Overline Loans or Reducing Revolving Loans and/or reduction of the Overline Commitments or the Reducing Revolving Credit Commitments pursuant to this subsection, Borrower shall deliver to Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds from the gross proceeds thereof. In the event that Borrower shall, at any time after receipt of Net Cash Proceeds requiring a prepayment or a reduction of the Overline Commitments pursuant to this subsection, determine that the prepayments and/or reductions of the Overline Commitments previously made in respect of such Net Cash Proceeds were in an aggregate amount less than that required by the terms of this subsection, Borrower shall promptly make an additional prepayment of the Overline Loans or Reducing Revolving Loans, as the case may be (and, if applicable, the Overline Commitments shall be permanently reduced), in the manner described above in an amount equal to the amount of any such deficit, and Borrower shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit. Any mandatory prepayments or reductions of
the  Overline   Commitments  pursuant  to  this subsection shall be
applied as specified in subsection 2.6C.

                 Section 2.7 Manner and Time of Payments. Unless otherwise specified herein, each payment and prepayment of principal of and interest on the Overline Loans shall be made by Borrower not later than 12:00 noon, Charlotte time, on the date on which it is payable. Each payment and prepayment of principal and interest on the Overline Loans shall be made in Federal funds or other immediately available funds.

                 Section 2.8 Apportionment of Payments. Aggregate principal and interest payments in respect of Overline Loans shall be apportioned ratably among Overline Lenders, in proportion to their respective Pro Rata Shares. Agent shall promptly distribute to each Overline Lender at its primary address set forth below its name on the applicable signature page hereof or such other address as any Overline Lender may request, in accordance with Section 10.15, its share of all such payments received by Agent.

                 Section 2.9 Payments on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

                 Section 2.10 Notation of Payment.  Each Overline
Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Overline Lender will make a notation thereon of all Overline Loans and principal payments previously made thereon and of the date to which interest thereon has been paid and will notify Borrower and Agent of the name and address of the transferee of that Overline Note; provided that the failure to make (or any error in the making of) a notation of any Overline Loan made under such Overline Notes or to notify Borrower and Agent of the name and address of such transferee shall not limit or otherwise affect the obligation of Borrower hereunder or under such Overline Notes with respect to any Overline Loan and payments of principal or interest on such Overline Note.

                 Section 2.11 Capital Adequacy. In the event that any Overline Lender shall have determined that the adoption or implementation after the date hereof of any applicable law, treaty, governmental (or quasi-governmental) rule, regulation, order or guideline regarding capital adequacy, including, without limitation, the regulations set forth at 12 C.F.R. Part 208 (Appendix A) and 12 C.F.R. Part 225 (Appendix A), or any change therein, or any change in the interpretation or application thereof, or compliance by such Overline Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any domestic or foreign central bank or governmental agency or body having jurisdiction, does or shall have the effect of increasing the amount of capital required to be maintained by such Overline Lender and thereby reducing the rate of return on such Overline Lender's capital as a consequence of its obligations hereunder, then from time to time, within five days after demand from such Overline Lender (with a copy to Agent) including a certificate setting forth in reasonable detail the manner of calculation of the reduction in the rate of return on such Overline Lender's capital and claiming compensation pursuant to this Section 2.11, Borrower shall pay to Agent, for the account of such Overline Lender, such additional amount or amounts as will compensate such Overline Lender for such reduction. A certificate as to the amount of such compensation, submitted to Borrower and Agent by such Overline Lender, shall, absent manifest error, be final, conclusive and binding for all purposes. In determining such amount, an Overline Lender may use any averaging and attribution method; provided, however, that such method shall be reasonable.

                 Section 2.12       Taxes.

                 A. Any and all payments or reimbursements made under this Agreement or under the Overline Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto excluding (i) taxes imposed on the overall income (whether gross or net) of an Overline Lender or Agent by the jurisdiction in which the Overline Lender or Agent is organized, resident or doing business, (ii) taxes, levies, imposts, deductions, charges or withholdings which are imposed by laws, treaties or regulations in effect as of the Effective Date; provided, however, that any changes in laws, treaties or regulations or the interpretation thereof after the Effective Date shall not be excluded pursuant to this clause (ii), and (iii) taxes, levies, imposts, deductions, charges or withholdings which an Overline Lender could have avoided in the ordinary course of its business (including by payment of its taxes) or without the incurrence of additional expense (all such
non-excluded  taxes, levies,  imposts,  deductions,   charges,
withholdings and liabilities being hereinafter referred to as "Taxes").

                 If Borrower shall be required by law to deduct any Taxes from or in respect to any sum payable hereunder to any Overline Lender or Agent, then the sum payable shall be increased as may be necessary so that, after making all required deductions, such Overline Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made.

                 B.  Each  Overline  Lender   organized  under  the
laws of a jurisdiction outside the United States (referred to in this Section 2.13B as a "Foreign Bank") as to which payments to be made under this Agreement or under the Overline Loan Notes are exempt from or otherwise not subject to United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent
(i) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying that such Foreign Bank is exempt from or otherwise not subject to United States withholding tax with respect to payments to be made to such Foreign Bank under this Agreement and under the Overline Loan Notes (referred to in this Section 2.12B as a "Certificate of Exemption") or (ii) a letter from any such Foreign Bank stating that it is not entitled to any such exemption (referred to in this Section 2.12B as a "Letter of Non-Exemption"). Each Foreign Bank that becomes an Overline Lender under this Agreement subsequent to the Effective Date shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent within 15 days after becoming an Overline Lender under this Agreement and annually thereafter, to be delivered no later than December 31 in the year preceding the year to which it applies.

                 If a Foreign Bank is exempt from or otherwise not subject to United States withholding tax with respect to payments to be made to such Foreign Bank under this Agreement and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Bank at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding as provided in Section 2.12A; provided, however, that all such withholding and associated limitations in payment under Section 2.12A shall cease upon delivery by such Foreign Bank of a Certificate of Exemption to Borrower and Agent.

                 Section 2.13 Fees. Borrower agrees to pay to Agent in cash on the Effective Date, for distribution to Overline Lenders in proportion to their respective Pro Rata Shares, a facility fee equal to 2.0% of the aggregate amount of the Overline Commitments.

                 Section 2.14 Extension of Financial Covenants; Termination of Commitments. The Borrower hereby agrees to deliver a 3-year business plan to the Lenders by September 30, 1996. The Borrower hereby further agrees that if the Credit Agreement (and, by incorporation, this Agreement) is not amended by January 15, 1997 to establish financial covenants for the period subsequent to February 1997 satisfactory in form and substance to (i) Overline Lenders holding 82% of the Overline Commitments and (ii) Lenders holding 82% of the
Reducing Revolving  Credit  Commitments,   the  Overline  Commitments
and the Reducing Revolving Credit Commitments shall automatically terminate and all Overline Loans, Reducing Revolving Loans, and all obligations under the Credit Agreement and this Agreement, will become automatically due and payable on February 28, 1997.

                 Section 2.15  Extension of Overline  Maturity  Date.
If (i) no Event of Default or Default  has  occurred  and is continuing,
(ii) financial covenants have been established for the period after February 1997 pursuant to Section 2.14 and (iii) the accounts receivables reviews required pursuant to Section 6.2 have been completed satisfactorily to the Overline Lenders, Borrower may request an extension of the Overline Maturity Date to any date on or prior to October 1, 1997 by delivering to Agent a written request specifying the proposed Overline Maturity Date. Agent shall promptly deliver to Overline Lenders a copy of any extension request received by Agent and, upon receipt thereof, each Overline Lender shall consider such extension request and determine, in its sole discretion, whether to approve such extension; provided that it is understood and agreed that no Lender shall have or be deemed to have any obligation to approve such request. If each Overline Lender approves such request in writing, the Overline Maturity Date shall be automatically extended to such date. Any request not approved in writing by 100% of the Overline Lenders within five Business Days after the delivery of such request by Agent to Overline Lenders shall be deemed rejected and the Overline Maturity Date shall not be extended.

                 Section 2.16       Priority of Payments.

                 Except as otherwise expressly provided herein, including without limitation as provided in Section 2.6B(vi), all payments and other amounts received by Agent (including without limitation all proceeds of Collateral and payments pursuant to
Section 2.6B(i)) under the Credit Documents or the Restructuring Documents shall be applied first to Overline Obligations then owing and thereafter to amounts owing under or in respect of the Credit Agreement; provided that application of any such payments or amounts to Overline Obligations shall not constitute a waiver of any amounts due under or in respect of the Credit Agreement.


                               ARTICLE III

                            LETTERS OF CREDIT

                 Section 3.1   Issuance of Letters of Credit and
Purchase of Participations Therein.

                 A. Letters of Credit. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, Borrower may request Issuing Lender at any time and from time to time on and after the Effective Date and prior to the Overline Maturity Date to issue, for the account of Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, one or more irrevocable standby letters of credit in a form customarily used by Issuing Lender or in such other form as has been approved by Issuing Lender, in support (directly or indirectly) of such L/C Supportable Indebtedness. All Letters of Credit shall be denominated in Dollars. The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to Issuing Lender.

                 Issuing Lender will, subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, at any time and from time to time on and after the Effective Date and prior to the Overline Maturity Date, following the receipt of a Notice of Issuance of Letter of Credit, issue for the account of Borrower one or more Letters of Credit in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default; provided, that Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance:

                 (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Lender shall prohibit, or request that Issuing
         Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to Issuing Lender as of the Closing Date and that Issuing Lender in good faith deems material to it; or

                 (ii) Issuing Lender shall have received notice from any Overline Lender prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 3.1B below.

                 Notwithstanding the foregoing, no Letter of Credit shall be issued if (i) the Letter of Credit Usage at such time, would exceed $2,500,000 or (ii) the sum of the Total Utilization of Overline Commitments and accrued and unpaid interest on the Overline Loans as of the date of the proposed issuance would exceed the aggregate Overline Commitments at such time, or (iii) that by its terms expires later than the tenth day prior to the Overline Maturity Date or, in any event, more than one year after its date of issuance.

                 B. Mechanics of Issuance. Whenever Borrower desires that a Letter of Credit be issued for its account, Borrower will notify Issuing Lender (with copies to Agent) in writing, by 11:00 a.m., Charlotte time, at least three (3) Business Days' (or such shorter period as is acceptable to Issuing Lender in any given case) prior to the requested date of issuance thereof. Each Notice of Issuance of Letter of Credit shall be irrevocable, shall be given in the form of Exhibit E and shall be appropriately completed to specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the proposed Stated Amount and expiry date of the Letter of Credit, (iii) the name and address of the proposed beneficiary or beneficiaries of the Letter of Credit and (iv) the L/C Supportable Indebtedness in support of which the Letter of Credit is requested to be issued. Borrower will also complete any application procedures and documents required by Issuing Lender in connection with the issuance of any Letter of Credit. Agent will, promptly upon its receipt thereof, notify each Overline Lender of the Notice of Issuance of Letter of Credit. The making of each Notice of Issuance of Letter of Credit shall be deemed to be a representation and warranty by Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1A above. Unless Issuing Lender has received notice from any Overline Lender before it issues a Letter of Credit that one or more of the conditions specified in Section 4.3 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.1A above, then Issuing Lender may issue the requested Letter of Credit in accordance with its usual and customary practices. Upon its issuance of any Letter of Credit, Issuing Lender shall promptly notify each Overline Lender of such issuance and of the amount of its participation therein under Section 3.1C below.

                 C. Purchase of Participations. Immediately upon the issuance by Issuing Lender of any Letter of Credit, Issuing Lender shall be deemed to have sold and transferred to each Overline Lender, and each Overline Lender (each, an "L/C Participant") shall be deemed irrevocable and unconditionally to have purchased and received from Issuing Lender, without recourse or warranty, an undivided interest and participation, in accordance with its Pro Rata

Share at such time, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of Borrower under this Agreement with respect thereto and any security therefor or guaranty pertaining thereto; provided, however, that the fees and other charges relating to Letters of Credit described in subsection 3.2(i)(a) shall be payable directly to Issuing Lender as provided therein, and the L/C Participants shall have no right to receive any portion thereof. Upon any change in the Overline Commitments of any of the Overline Lenders, it is hereby agreed that, with respect to all outstanding Letters of Credit and Reimbursement Obligations, there shall be an automatic adjustment to the participations pursuant to this subsection to reflect the new Pro Rata Shares of the assigning Overline Lender and the Assignee.

                 Section 3.2 Letter of Credit Fees. Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                 (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to Issuing Lender for its own account, equal to .125% per annum of the daily maximum amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Agent for the account of Overline Lenders, equal to 2.00% per annum of the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

                 (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to Issuing Lender for its own account in accordance with Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Agent of any amount described in clause (i)(b) or (ii) of this subsection 3.2, Agent shall distribute to each Overline Lender its Pro Rata Share of such amount.

                 Section 3.3 Drawings and Reimbursement of Amounts Paid Under Letters of Credit.

                 A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to pay under any Letter of Credit, Issuing Lender shall not have any obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for Issuing Lender any resulting liability to Borrower or any Overline Lender.

                 B. Reimbursement of Amounts Paid Under Letters of
Credit.

                 (i) In the event that Issuing Lender makes any payment under any Letter of Credit and Borrower shall not have timely satisfied in full its Reimbursement Obligation to Issuing Lender pursuant to subsection 3.3B(iii) below, and to the extent that any amounts then held in any cash collateral account established pursuant to subsection 3.6
         below  shall  be  insufficient   to  satisfy  such
         Reimbursement Obligation in full, Issuing Lender will promptly notify Agent, and Agent will promptly notify each L/C Participant, of such failure. If Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day to any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant will make available to Agent, for the account of Issuing Lender, such L/C Participant's Pro Rata Share of the amount of such payment on such Business Day in immediately available funds. If Agent gives such notice after 11:00 a.m., Charlotte time, on any Business Day to any such L/C Participant, such L/C Participant shall make its Pro Rata Share of such amount available to Agent on the next succeeding Business Day. If and to the extent such L/C Participant shall not have so made its Pro Rata Share of the amount of such payment available to Agent, such L/C Participant agrees to pay to Agent, for the account of Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to Agent at the Federal Funds Rate. The failure of any L/C Participant to make available to Agent its Pro Rata Share of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to Agent its Pro Rata Share of any payment under any Letter of Credit on the date required, as specified above, but no L/C Participant shall be required to make available to Agent such other L/C Participant's Pro Rata Share of any such payment. Each such payment by an L/C Participant under this subsection 3.3B of its Pro Rata Share of an amount paid by Issuing Lender shall be deemed an Overline Loan by such Overline Lender (Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the available unused portion of the Overline Commitment immediately prior to giving effect to the application of the proceeds of such Overline Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time; provided further that all Reimbursement Obligations that are not reimbursed by Borrower shall constitute Overline Obligations and shall be secured pursuant to the Collateral Documents.

                 (ii)  Whenever   Issuing   Lender   receives  a
         payment of a Reimbursement Obligation as to which Agent has received, for the account of Issuing Lender, any payments from the L/C Participants pursuant to the immediately preceding paragraph, Issuing Lender will promptly pay to Agent, and Agent will promptly pay to each L/C

         Participant that has paid its Pro Rata Share thereof, in immediately available funds, an amount equal to such L/C Participant's share (based on the proportionate aggregate amount funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such Reimbursement Obligation and interest thereon accruing after the purchase of the respective participations.

                 (iii) Borrower hereby agrees to reimburse Issuing Lender, by making payment to Agent, for the account of Issuing Lender, in immediately available funds, for any payment or disbursement made by Issuing Lender under any Letter of Credit (each such amount so paid or disbursed until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by Issuing Lender, to the extent not reimbursed prior to 2:00 p.m., Charlotte time, on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date Issuing Lender was reimbursed therefor, at a rate per annum equal to (i) for the period from and including the date of the respective payment or disbursement to the date of receipt by Borrower from Issuing Lender or Agent of notice of such payment or disbursement, the Base Rate as in effect from time to time during such period, and (ii) for the period from and including the date of receipt by Borrower from Issuing Lender or Agent of notice of such payment or disbursement to the date Borrower satisfies the Reimbursement Obligation created thereby, the Base Rate as in effect from time to time during such period plus 2.00%, such interest also to be payable on demand. Issuing Lender will provide Agent and Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of Borrower under this subsection or any other provision of this Agreement. Borrower's obligation under this subsection(i) to satisfy its Reimbursement Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that Borrower may have or have had against any Overline
         Lender   (including   in  its   capacity  as  Issuing   Lender
         or L/C Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that Borrower shall not be obligated to reimburse Issuing Lender for any wrongful payment made by Issuing Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of Issuing Lender.

                 Section 3.4 Obligations Absolute. The Reimbursement Obligations of Borrower, and the obligations of the L/C Participants to make payments to Agent, for the account of Issuing Lender, with respect to Letters of Credit shall be irrevocable, shall remain in
effect until Issuing Lender shall have no further   obligations   to
make  any  payments  or   disbursements   under  any circumstances  with
respect to any Letter of Credit and shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                 (i) any lack of validity or enforceability of this Agreement, any of the other Restructuring Documents or any documents or instruments relating to any Letter of Credit;

                 (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Overline Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto;

                 (iii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Agent, Issuing Lender, any Overline Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions
         contemplated hereby  or  any  unrelated   transactions
         (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

                 (iv) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (v) the exchange, surrender or impairment of any security for the performance or observance of any of the terms of any of the Restructuring Documents;

                 (vi) the occurrence of any Default or Event of Default; or

                 (vii) any other  circumstance or event  whatsoever,
         including, without  limitation,   any  other  circumstance that
         might otherwise constitute a defense available to, or a discharge of, Borrower or a guarantor.

                 Section 3.5 Increased Costs. If at any time after the Effective Date the Issuing Lender or any L/C Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the
interpretation  or  administration   thereof,  or compliance by Issuing
Lender or any administration thereof, or compliance by Issuing Lender or any L/C Participant with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by Issuing Lender or participated in by any L/C Participant or (ii) impose on Issuing Lender or any L/C Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to Issuing Lender or L/C Participant of issuing,maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by Issuing Lender or such L/C Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then Borrower will, within fifteen (15) days after delivery to Borrower by Issuing Lender or such L/C Participant of written demand therefor (with a copy thereof to Agent), pay to Issuing Lender or such L/C Participant such additional amounts as shall compensate Issuing Lender or such L/C Participant for such increase in costs or reduction in return. A certificate submitted to Borrower by Issuing Lender or such L/C Participant, as the case may be (a copy of which certificate shall be sent by Issuing Lender or such L/C Participant to Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate Issuing Lender or such L/C Participant as aforesaid, shall be conclusive and binding on Borrower absent manifest error.

                 Section 3.6 Cash Collateral Account. At any time and from time to time (i) during the continuance of an Event of Default, Agent, at the direction, or with the consent, of the Required Overline Lenders, may require Borrower to deliver to Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a repayment under Section 2.6B(iii), Agent shall retain such amount as is required to be retained under the proviso in Section 2.6B(iii), such amount in each case under clauses (i) and (ii) above to be held by Agent in a non-interest bearing cash collateral account (the "Cash Collateral Account") as security for, and for application to, Borrower's Reimbursement Obligations. In the event of a drawing, and subsequent payment or disbursement by Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, Agent shall deliver to Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment or disbursement (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse Issuing Lender therefor to the extent thereof. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of Issuing Lender for all of its obligations thereunder shall be held by Agent, for the benefit of Borrower, to be applied against the Overline Obligations in such order as Agent may direct.

                 Section 3.7 Survival of Certain Obligations. Notwithstanding any termination of the Overline Commitments or repayment of the Overline Loans, or both, the obligations of Borrower under this Section shall remain in full force and effect until Issuing
Lender and the L/C  Participants  shall have no further   obligations to
make  any  payments  or   disbursements   under  any circumstances with
respect to any Letter of Credit.

                                   ARTICLE IV

                         CONDITIONS TO EFFECTIVENESS

                 Section 4.1 Conditions to Effectiveness. This Agreement shall become effective as of the date when each of the following shall have occurred:

                 A. Execution of Restructuring Documents. Agent, on behalf of Overline Lenders, shall have received a counterpart hereof executed by a duly authorized officer of Borrower and each Overline Lender, and a fully executed counterpart of each other Restructuring Document. Each Restructuring Document (including without limitation the Third Amendment) shall have become effective in accordance with its terms.

                 B. Corporate Action. Agent shall have received resolutions of the Board of Directors of Borrower and each of its Subsidiaries (other than the HMOs) approving and authorizing the execution, delivery and performance of each Restructuring Document to which it is a party, each certified as of the Effective Date by its corporate secretary or an assistant secretary in being as full force and effect without modification or amendment.

                 C. Legal Opinions. The Agent and each Overline Lender shall have received the favorable opinion of the law firm of Moore & Van Allen, PLLC counsel to the Borrower and its Subsidiaries, and Joseph G. Piemont, Esq., general counsel to the Borrower and its Subsidiaries, each dated as of the Effective Date and addressed to the Agent and each Overline Lender, and such other opinions as the Agent or the Overline Lenders may reasonably request, including an opinion of Pennington & Haben, P.A., local counsel to the Florida Subsidiaries, all in form and substance satisfactory to the Agent and the Required Overline Lenders.

                 D.  Fees  and  Expenses.  Borrower  shall  have  paid
(i) all reasonable out-of-pocket fees and expenses (including professional fees and allocated costs of internal counsel) incurred by Agent and each of the Overline Lenders through the Effective Date plus post-closing amounts estimated by them, (ii) all fees payable on or before the Effective Date pursuant to subsection 2.13, and (iii) payment of a retainer of $50,000 to secure payment of fees and expenses of Ernst & Young billed after the Effective Date, which retainer shall be applied, together with interest accrued at a rate of 4% per annum, to Ernst & Young's final invoice.

                 E.  Representations  and Warranties.  The
representations and warranties contained in the Credit Agreement and in this Agreement shall be true, correct and complete to the satisfaction of the Agent in all respects as of the Effective Date, except, in the case of the Credit Agreement, to the extent such representation and warranties relate solely to or are specifically expressed as of a particular date or period.

                 F.        Warrants; Registration Rights Agreement.
Warrants representing 5% of the fully diluted common stock of Borrower shall have been issued by Borrower to the Overline Lenders in proportion to their Pro Rata Shares. A Registration Rights Agreement shall have been executed and delivered by the parties thereto and shall have become effective in accordance with its terms.

                 G. No Event of Default or Default. No Event of Default or Default pursuant to the Credit Agreement or this Agreement shall have occurred and be continuing as of the Effective Date, after giving effect to the Third Amendment.

                 H. Audit Opinions. The Agent and Overline Lenders shall have received unqualified audit opinions of KPMG Peat Marwick for Borrower and its Subsidiaries on a consolidated basis and for each of the HMO's (provided that the financial statements for the North Carolina and Florida HMOs shall be prepared in accordance with applicable regulatory accounting procedures).

                 I. Borrower's Representation as to Material Adverse Change. Borrower shall deliver an Officer's Certificate representing that no Material Adverse Change shall have occurred since the date of the PW Report and such representation shall be true and correct.

                 J. Security Interests. Borrower shall have taken or caused to be taken all such actions as are necessary or desirable in the judgment of the Agent to create in favor of the Agent on behalf of the Overline Lenders a valid, enforceable and perfected first priority Lien on all existing and future property of every kind or nature of Borrower and its Subsidiaries (other than the HMOs), wherever located, and all proceeds and products thereof (subject only to Liens expressly permitted under the Credit Documents) including without limitation (i) the delivery to the Agent of Uniform Commercial Code financing statements, executed by the applicable Credit Parties as to the Collateral granted by such Credit Parties for all jurisdictions as may be necessary or desirable in the sole opinion of the Agent to perfect the Agent's security interest in such Collateral, (ii) to the extent not previously delivered, the delivery pursuant to the applicable Collateral Documents by the applicable Credit Parties of such certificates (which certificates shall be registered in the name of the Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to the Agent) representing all of the capital stock required to be pledged pursuant to the Collateral Documents, (iii) to the extent not previously delivered, the delivery pursuant to the applicable Collateral Documents by the applicable Credit Parties of any existing promissory notes, which promissory notes shall be endorsed to the order of the Agent, representing all of the pledged debt required to be delivered pursuant to the Collateral Documents, (iv) execution and delivery by the Agent, the applicable Credit Parties and the applicable depository institutions of letter agreements, satisfactory in form and substance to the Agent, with respect to the perfection of security interests in favor of the Agent in certain of the deposit accounts of the Credit Parties, as required pursuant to the Security Agreements, (v) the delivery to Agent of executed mortgages satisfactory in form and substance to the Agent pursuant to which the Borrower and its Subsidiaries grant Liens in all of their respective real property and the recording of such mortgages with all appropriate authorities, (vi) delivery to the Agent of all chattel paper of the Borrower and its Subsidiaries, and (vii) the delivery to the

Agent of the insurance certificates required to be delivered pursuant to
Section 6(b) of the Subsidiaries Security Agreement and Section 6(b) of the Borrower Security Agreement.

                 K. Receivables Reserve Policy. Borrower will deliver to the Overline Lenders a written summary of the accounts receivables reserve policy in effect at the time KPMG Peat Marwick audited the 1995 financial statements.

                 L. Effective Date. The Effective Date shall have occurred on or before May 31, 1996.

                 Section 4.2 Conditions to All Overline Loans. The obligations of Overline Lenders to make Overline Loans on each funding date are subject to the following further conditions precedent:

                 A. Agent shall have received  before that funding date,
(i) an originally executed Notice of Borrowing, in each case signed by both the plan manager and the chief executive officer, the chief financial officer or the treasurer of Borrower or by any executive officer of Borrower designated by any of the above-described officers on behalf of Borrower in a writing delivered to Agent, (ii) the officers certificate required to be delivered pursuant to Section 2.1B and (iii) the Net Available Cash Certificate required to be delivered pursuant to Section 6.3.

                 B.        As of that funding date:

                 (i) The representations and warranties contained herein and in the other Restructuring Documents shall be true, correct and complete to the satisfaction of the Agent in all respects on and as of that funding date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such
         representations  and warranties   shall  have  been  true,
         correct and complete to the satisfaction of the Agent in all respects on and as of such earlier date;

                 (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Default;

                 (iii) Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that funding date;

                 (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Overline Lender from making the Overline Loans to be made by it on that funding date; provided that only the Overline

         Lenders so enjoined or restrained shall be excused from its or their funding obligations as a result of this clause (iv);

                 (v) The making of the Overline Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;


                 (vi) There shall not be pending or, to the knowledge of Borrower, threatened, any action, suit,
         proceeding,   governmental investigation  or arbitration
         against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries that has not been disclosed by Borrower in writing or prior to the making of the last preceding Overline Loans (or, in the case of the initial Overline Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Required Overline Lenders, could be expected to have a Material Adverse Effect; and

                 (vii)     No Material Adverse Effect shall have
         occurred since the Effective Date.

                 Section 4.3 Conditions to Letters of Credit. The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

                 A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial
Overline Loans shall have been made.

                 B. On or before the date of issuance of such Letter of Credit, Agent shall have received an originally executed Notice of Issuance of Letter of Credit, in each case signed by both the plan manager and the chief executive officer, the chief financial officer or the treasurer of Borrower or by any executive officer of Borrower designated by any of the above-described officers on behalf of Borrower in a writing delivered to Agent, together with all other information specified in subsection 3.1 and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

                 C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of an Overline Loan and the date of issuance of such Letter of Credit were the funding date for an Overline Loan.

                                  ARTICLE V

                       REPRESENTATIONS AND WARRANTIES

                  In order to induce Overline Lenders to enter into this Agreement and to make the Overline Loans, Borrower represents and warrants to Agent and each Overline Lender that the following statements are true, correct and complete:

                 Section 5.1 Organization and Powers. Each Credit Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Credit Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into the Restructuring Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

                 Section 5.2        Authorization of Borrowing, etc.

                 A. Authorization of Borrowing. The execution, delivery and performance of each of the Restructuring Documents have been duly authorized by all necessary corporate action by each applicable Credit Party.

                 B. No Conflict. The execution, delivery and performance by each Credit Party of the Restructuring Documents to which it is a party does not and will not (w) violate any provision of any law, rule or regulation applicable to Borrower or any of its Subsidiaries, the certificate of incorporation, bylaws or other applicable charter documents of Borrower or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries, (x) conflict with, result in a breach of or constitute a material default under any Contractual Obligation of Borrower or any of its Subsidiaries, (y) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Lien created in favor of Lenders or Overline Lenders pursuant to the Restructuring Documents), or (z) require any approval of stockholders or any approval or consent of any Person (other than lessors of real property) under any Contractual Obligation of Borrower or any of its Subsidiaries (other than such consents as shall have been obtained pursuant to the Third Amendment), except for any approval or consent which the failure to obtain could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                 C. Governmental Consents. The execution, delivery and performance by each Credit Party of the Restructuring Documents to which it is a party does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state, provincial or other applicable governmental authority or regulatory body.

                 D.        Binding Obligation.  Each of the
Restructuring Documents is the legally valid and binding obligation of each Credit Party thereto, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                 Section  5.3  Matters   Relating   to   Collateral.
Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by the Credit Parties, together with (i) the actions taken on or prior to the Effective Date pursuant to subsection 3.1J and (ii) the delivery to Agent of any Pledged Securities not delivered to Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Securities have been so delivered) are effective to create in favor of Agent for the benefit of Overline Lenders, as security for the Overline Obligations, a valid and perfected first priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect, other than the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Agent.

                 Section 5.4        Relationship with Subsidiaries.

                 Borrower hereby represents, warrants and acknowledges that:

                 A. As a result of the interrelated nature of their businesses and in order to achieve economies of sale and operate in a cost-efficient manner, Borrower and the other Credit Parties engage in numerous substantive and administrative intercompany activities and operations, which each accounts for in its own separate books and records, but which would not be feasible without the credit extended by the Lenders and the Overline Lenders under the Credit Agreement and the Overline Credit Agreement.

                 B. The direct and indirect benefits which each other Credit Party receives from or as a result of the credit extended by the Lenders and the Overline Lenders under the Credit Agreement and the Overline Credit Agreement are substantial and material, and while such indirect benefits are not necessarily precisely quantifiable, all of such benefits are essential to the continuation of the operations of each of the other Credit Parties.

                 C. In entering into the Third Amendment and this Agreement, the Lenders and the Overline Lenders are relying upon the separate corporate existence, assets, books and records of the Credit Parties and the Liens granted by each of them in all of the property of each including intercompany obligations owing to each.

                 Section 5.5        Capital Stock.

                 A. The authorized capital stock of Borrower consists of 100,000,000 shares of Common Stock, par value $.01 per share ("Common Stock") and 10,000,000 shares of Junior Participating Cumulative Preferred Stock, par value $.01 per share ("Preferred Stock") of which 23,835,665 shares of Common Stock and no shares of Preferred Stock are outstanding.

The outstanding shares of Common Stock of Borrower have been duly authorized and are validly issued, fully paid and non-assessable.

                 B. Other than for (i) the Warrants, (ii) options and rights to purchase Common Stock issued under Borrower's stock option and employee stock purchase plans, (iii) rights of the holders of the Preferred Stock to purchase, upon the occurrence of certain events fractional shares of Junior Participating Cumulative Preferred Stock, exercisable pursuant to a Rights Agreement dated as of January 26, 1995 (the "Preferred Stock Purchase Rights") and (iv) an acquisition agreement pursuant to which Borrower, upon the occurrence of certain events, may be required to issue additional equity securities to the former shareholders of Better Health Plan, Inc., there are no existing options, warrants, calls, commitments or other agreements to which Borrower or any of its Subsidiaries is a party requiring the issuance of any additional shares of capital stock of Borrower or any of its Subsidiaries or other securities convertible into shares of equity securities of Borrower or any of its Subsidiaries. There are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of any capital stock by Borrower or any of its Subsidiaries.

                 C. The offering, sale and delivery of the Warrants and the issuance of Common Stock upon due exercise thereof, constitute transactions that are exempt from the registration requirements of Securities Act of 1933, as amended and the North Carolina Securities Act, as amended. Borrower has duly reserved 1,254,509 shares of Common Stock, out of authorized but unissued Common Stock for issuance upon the exercise of Warrants and, has duly authorized the issuance of the Preferred Stock Purchase Rights with respect to shares of Common Stock issued upon the exercise of the Warrants. All Common Stock and associated Preferred Share Purchase Rights issuable upon due exercise of the Warrants for the consideration specified in the Warrants, has been duly authorized, and, upon such issuance, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights.

                 Section 5.6 Solvency. Borrower is Solvent and the Borrower and its Subsidiaries, taken as a whole, are Solvent and, to the best knowledge of the Borrower, each of its Subsidiaries is Solvent.

                 Section  5.7   Representations,   Warranties   and
Agreements Incorporated  from  Credit   Agreement.   Borrower  hereby
makes each of the representations, warranties and agreements contained in Article IV of the Credit Agreement, and said representations, warranties and agreements are hereby incorporated herein by this reference with the same effect as though set forth in their entirety herein; it being understood that for purposes of this
Section 5.3 and this Agreement, all such provisions shall survive any termination of the Credit Agreement.

                                ARTICLE VI

                           AFFIRMATIVE COVENANTS

                 Borrower covenants and agrees that, unless Required Overline Lenders shall otherwise give prior written consent, Borrower shall perform all covenants in this Article Six.

                 Section 6.1 Covenants Incorporated from Credit Agreement. Borrower hereby agrees to perform all covenants set forth in Article V of the Credit Agreement, and said covenants are hereby incorporated herein by this reference with the same effect as though set forth in their entirety herein; it being understood that, for purposes of this Section 6.1 and this Agreement, all such covenants shall survive any termination of the Credit Agreement ; provided that, notwithstanding anything to the contrary contained herein or in the Credit Agreement, Borrower shall not make any Acquisitions pursuant to
Section 5.10D of the Credit Agreement or create or acquire new Restricted Subsidiaries pursuant to Section 5.11 of the Credit Agreement.

                 Section 6.2        Review of Accounts Receivables.

                 A. Borrower hereby agrees to deliver to the Overline Lenders by May 31, 1996 a written receivables reserve policy in accordance with Generally Accepted Accounting Principles that is satisfactory in form and substance to the Overline Lenders and that is no less restrictive than the policy delivered to the Overline Lenders pursuant to Section 4.1K. Changes to this reserve policy shall not be made without the prior consent of each of the Overline Lenders.

                 B. The Borrower hereby agrees to (i) cause an analysis of its accounts receivable to be completed within 45 days of the end of each calendar quarter (or, if reasonably requested by the Lenders, more frequently) by the Company's independent auditors (or other entity satisfactory to the Required Lenders) and (ii) cause the Lender's financial advisor to have complete access to such entity conducting the analysis and to the results of such analysis. Such analysis will be accompanied by Borrower's valuation of the net collectibility of accounts receivable covered by the most recent reported ARTB. Each accounts receivable analysis will consist of a written agreed-upon procedures report with regard to (a) compliance with the Borrower's written reserve policy and (b) accuracy of the Borrower's valuation of the net collectibility of such accounts receivable.

                 Section 6.3 Net Available Cash. By 2:00 p.m.
(Charlotte time) on each Thursday (or, if any Thursday is not a Business Day on the next Business Day) and on each proposed funding date of an Overline Loan, Borrower shall deliver to Agent an Officer's Certificate certifying the Net Available Cash as of the close of business on the immediately preceding Business Day.

                                     ARTICLE VII

                                 NEGATIVE COVENANTS

                 Borrower covenants and agrees that, unless Required Overline Lenders shall otherwise give prior written consent, Borrower shall perform all covenants in this Article Seven.

                 Section 7.1 Covenants Incorporated from Credit Agreement. Borrower hereby agrees to perform all covenants set forth in Article VI of the Credit Agreement, and said covenants are hereby incorporated herein by this reference with the same effect as though set forth in their entirety herein (provided that, notwithstanding anything to the contrary contained in this Agreement or the Credit Agreement, Borrower shall not make any investments pursuant to clauses (vi), (vii) and (viii) of Section 6.6 of the Credit Agreement); it being understood that, for purposes of this Section 7.1 and this Agreement, all such covenants shall survive any termination of the Credit Agreement.

                 Section 7.2 HMO Cash. Borrower shall not transfer to any HMO, or permit any HMO to keep, cash balances in excess of the amount reasonably required for the conduct of business of such HMO unless such excess amounts are required by applicable law or application of regulatory requirements.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                 If any of the following conditions or events ("Events of Default") shall occur:

                 Section 8.1 Failure to Make Payments When Due. Failure of Borrower to pay (i) any installment or other payment of principal of any Overline Loans hereunder when due, whether at stated maturity, by acceleration, by notice or requirement of prepayment or otherwise, (ii) any installment of interest on any Overline Loans hereunder, or (iii) any other amount due under this Agreement within (in the case of clauses (ii) and (iii) of this Section 8.1) five days after the date due; or

                 Section 8.2 Default in Other Agreements. Failure of Borrower or any of its Subsidiaries to pay or any default in the payment of any principal or interest on any other Indebtedness of Borrower or any such Subsidiary in the aggregate principal amount of $1,000,000 or more, or in the payment of any Contingent Obligation the aggregate principal amount of which is $1,000,000 or more, beyond any period of grace provided; or breach or default with respect to any other material term of any evidence of any other Indebtedness of Borrower or any such Subsidiary the aggregate principal amount of which is $1,000,000 or more, or of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such default or breach is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

                 Section 8.3 Breach of Certain Covenants. Failure of Borrower to perform or comply with any term or condition contained in Sections 6.1 (with respect to subsections 5.1, 5.2 and 5.6(b) in the Credit Agreement) or 7.1 of this Agreement; or

                 Section 8.4 Default Under Credit Agreement. Any "Event of Default" (as defined in the Credit Agreement) shall have occurred and be continuing under the Credit Agreement; it being understood that for purposes of this Section 8.4 and this Agreement, all such "Events of Default" under the Credit Agreement are hereby incorporated by reference as "Events of Default" hereunder and shall survive any termination of the Credit Agreement; or

                 Section 8.5 Breach of Warranty. Any representation or warranty of any Credit Party made herein, in any other Restructuring Document or in any statement or certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

                 Section 8.6 Other Defaults Under Agreement. Any Credit Party shall default in the performance of or compliance with any term contained herein other than those referred to above in Sections 8.1, 8.2, 8.3, 8.4 or 8.5 of this Agreement and such default shall not have been remedied or waived within 30 days after any Credit Party acquires knowledge thereof; or

                 Section 8.7 Involuntary Bankruptcy; Appointment of Receiver, etc. (A) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party, in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency, dissolution, liquidation, rehabilitation or other similar law now or hereafter in effect, which decree or order is not stayed; or (B) any other similar relief shall be granted under any applicable federal or state law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Credit Party, and the continuance of any such events in subpart (B) for ten days unless dismissed, bonded or discharged; or

                 Section 8.8 Voluntary Bankruptcy; Appointment of Receiver, etc. Any Credit Party shall have an order for relief entered with respect to it or commence a voluntary case under the
Bankruptcy   Code  or  any  applicable bankruptcy,  insolvency,
dissolution,  liquidation,   rehabilitation  or  other similar  law now
or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by any Credit

Party of any assignment for the benefit of creditors; or, at any time after the Effective Date, the admission by any Credit Party in writing of its inability to pay its debts as such debts become due; or the Board of Directors of Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

                 Section 8.9 Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of $250,000 not adequately covered by insurance shall be entered or filed against Borrower or any of its Subsidiaries, or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

                 Section 8.10 Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of 10 days; or

                 Section  8.11   Restructuring   Documents.   Any
Restructuring Document, at any time after execution and delivery thereof, shall for any reason cease to be a legal, valid and binding obligation of any Credit Party that is a party thereto (including any Credit Party that becomes a party thereto after the Closing Date), enforceable against such Credit Party, or to give Agent the rights, powers and remedies purported to be created thereby, including, without limitation, in the case of any Collateral Document, a valid, first priority perfected security interest in and Lien upon all of the Collateral purported to be covered thereby, subject only to Permitted Liens, in each case unless any such cessation is due to any act or omission on the part of Agent or any Overline Lender;

                 Section 8.12 Guaranty Agreement. Any Credit Party or any Person acting on behalf of any Credit Party shall deny or disaffirm such Credit Party's obligations under the Guaranty Agreement.

                 Section 8.13       Change in Control.  A Change of
Control shall occur.

                 Section 8.14 PW Engagement Letter. The PW Engagement Letter shall be amended, modified or terminated without the prior written approval of the Required Overline Lenders.

                 THEN (i) upon the occurrence of any Event of Default described in the foregoing subsections 8.7 or 8.8, (x) the unpaid principal amount of and accrued interest on the Overline Loans, (y) the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) and (z) all other Overline Obligations under this Agreement and the other Restructuring Documents shall automatically become immediately due and payable and the Overline Loan Commitments shall be terminated, without notice, presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower and the obligation of Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate; and (ii) upon the occurrence of any other Event of Default, Agent may, with the consent or at the direction of Required Overline Lenders, by written notice to Borrower, declare all or any portion of the amounts described in clauses (x) through (z) above to be, and the same shall forthwith become, immediately due and payable, together with accrued interest thereon and the Overline Commitments shall be terminated and the obligation of Issuing Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of L/C Participants under subsection 3.3B.

                 Any amounts described in clause (y) above, when received by Agent shall be held by Agent in the Cash Collateral Account.

                 Nevertheless, if at any time after acceleration of the maturity of the Overline Loans, Borrower shall pay all arrears of interest and all payments on account of the principal and all other
Overline Obligations of Borrower hereunder which shall have become due otherwise than by acceleration (including interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default (other than non-payment of principal of and accrued interest on the Overline Loans and any other Overline Obligations, due and payable solely by virtue of acceleration) shall be remedied, cured or waived pursuant to
Section 10.8, then Agent, with the consent or at the direction of, Required Overline Lenders by written notice to Borrower may rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Overline Lenders to a decision which may be made at the election of Required Overline Lenders and are not intended to benefit Borrower and do not grant Borrower the right to require Overline Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


                                    ARTICLE IX

                                      AGENT

                 Section 9.1 Appointment. Overline Lenders hereby designate and appoint First Union as Agent to act as specified herein and in the other Restructuring Documents. Each Overline Lender hereby authorizes, and each holder of any Overline Note by the acceptance of such Overline Note shall be deemed to authorize, Agent to take such action as agent on its behalf under the provisions of this
Agreement  and  the  other  Restructuring   Documents  and  any  other
instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto. Agent may execute any of its duties under this Agreement or any other Restructuring Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. Each Overline Lender acknowledges that First Union has also been appointed as agent for Lenders under the Credit Agreement and that First Union shall enter into the Collateral Documents and perform its obligations thereunder on behalf of both the Overline Lenders and the Lenders as agent under both the Credit Agreement and the Overline Credit Agreement.

                 Section 9.2 Nature of Duties. Agent shall not have duties or responsibilities other than those expressly set forth in this Agreement and the other Restructuring Documents. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it or them as such hereunder or under any other Restructuring Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or any other Restructuring Document a fiduciary relationship in respect of any Overline Lender or the holder of any Overline Note; and nothing in this Agreement or any other Restructuring Document, express or implied, is intended to or shall be so construed as to impose upon Agent any obligations or liabilities in respect of this Agreement or any other Restructuring Document except as expressly set forth herein or therein.

                 Section 9.3        Absence of Reliance on Agent.

                 (i) Each Overline Lender acknowledges that neither Agent nor any of its officers, directors, employees or agents has made any representation or warranty to it and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warrant by Agent to any Overline Lender.

                 (ii) Each Overline Lender acknowledges that, independently and without reliance upon Agent or any other Overline Lender and based on such documents and information as it has deemed and may deem appropriate, (i) it has made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of Borrower and its Subsidiaries in connection with its decision to enter into this Agreement and extend credit to Borrower hereunder, and (ii) it will continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder.

                 (iii) Except as expressly provided in this Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Overline Lender or the holder of any Overline Note with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of Borrower, its Subsidiaries or any other Person that may come into its possession, whether before the making of the initial Overline Loans or at any time or times thereafter.

                 (iv) Agent shall not be responsible to any Overline Lender or the holder of any Overline Note for any recitals, statements, information, representations or warranties herein or in any other Restructuring Document or in any document, instrument, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this agreement or any other Restructuring Document or the financial condition of Borrower, inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Restructuring Document, or the financial condition of Borrower, its Subsidiaries or any other Person or the existence or possible existence of any Default or Event of Default.

                 (v) Agent shall be under no obligation or duty to take any action under this Agreement or any other Restructuring Document if taking such action (i) would subject Agent to a tax in any jurisdiction where it is not then subject to a tax, (ii) would require Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless Agent receives security or indemnity satisfactory to it against any tax or other liability in connection with such qualification or resulting from the taking of such action in connection therewith or (iii) would subject Agent to in personam jurisdiction in any location where it is not then so subject.

                 Section 9.4  Certain  Rights of Agent.  If Agent shall  request instructions from the Required Overline Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Restructuring Document, Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received such instructions, and Agent shall incur no liability by reason of so refraining. Agent shall not be obligated to take any action hereunder or under any other Restructuring Document (i) if such action would, in the reasonable opinion of Agent, be contrary to applicable law or this Agreement or the other Restructuring Documents, (ii) if it shall not receive such advice or concurrence of the Required Overline Lenders as it reasonably deems appropriate or (iii) if it shall not first be indemnified to its satisfaction by the Overline Lenders requesting such action against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Overline Lender or holder of any Overline Note shall have any right of action whatsoever against Agent as a result of Agent's acting or refraining from acting hereunder or under any other Restructuring Document in accordance with the instructions of the Required Overline Lenders.

                 Section 9.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, other than any Default or Event of Default arising out of the failure to pay any principal, interest, fees or other amounts payable to Agent for the account of the Overline Lenders, unless Agent has received written notice from Borrower or an Overline Lender describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that Agent receives such a notice, Agent shall give notice thereof to the Overline Lenders as soon as reasonably practicable; provided, however, that if any such notice purports to have also been furnished to the Overline Lenders,

Agent shall have no obligation to notify the Overline Lenders with respect thereto. Each Overline Lender shall promptly give Agent such a notice upon its actual knowledge of a Default or an Event of Default; provided, however, that the failure of any Overline Lender to deliver such notice in the absence of gross negligence or willful misconduct shall not affect its rights hereunder or under the Restructuring Documents.

                 Section 9.6 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, consent, certificate, telex, teletype or facsimile message, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Restructuring Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                 Section  9.7  Indemnification.  To  the  extent  Agent  is  not reimbursed by or on behalf of Borrower, and without limiting the obligation of Borrower to do so, the Overline Lenders will reimburse and indemnify Agent, in proportion to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind of nature whatsoever that may at any time (including at any time following the indefeasible repayment in full of the Overline Loans) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other Restructuring Document or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing, and in particular will reimburse Agent for out-of-pocket expenses promptly upon demand by Agent therefor; provided, however, that no Overline Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements finally determined by a court of competent jurisdiction and not subject to any appeal (or pursuant to arbitration as set forth in Annex 1 to the Credit Agreement) to have resulted from Agent's gross negligence or willful misconduct.

                 Section 9.8 Agent in its Individual Capacity. With respect to its Overline Commitments, the Overline Loans made by it and the Overline Notes issued to it, Agent shall have the same rights and powers under the Restructuring Documents as any other Overline Lender or holder of an Overline Note and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Overline Lenders," "Required Overline Lenders," "holders of Overline Notes" and any similar terms shall, unless the context clearly otherwise indicates, include Agent, in its individual capacity. Agent may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Subsidiaries or any of their respective Affiliates as it were not performing the agency duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Overline Lenders.

                 Section 9.9 Holders. Agent may deem and treat the payee of any Overline Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with Agent. Any request, authority or consent of any Person that, at the time of making such request or giving such authority or consent, is the holder of any Overline Note, shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Overline Note or of any Overline Note or Overline Notes issued in exchange therefor.

                 Section 9.10 Successor Agent. Agent may resign at any time upon sixty (60) days' prior written notice to Borrower and the Overline Lenders. Agent may be removed with or without cause by the Required Overline Lenders (and, so long as no Default or Event of Default has occurred and is continuing, with the consent of Borrower, which consent shall not be unreasonably withheld), at any time upon sixty (60) days' prior written notice to Borrower and Agent. Such resignation or removal, as the case may be, shall take effect upon the appointment of a successor Agent, as provided hereinbelow. Upon any such notice of resignation or removal (and, in the case of removal, upon the consent of Borrower, if required as provided hereinabove), the Required Overline Lenders (so long as no Default or Event of Default has occurred and is continuing, with the consent of Borrower, which consent shall not be unreasonably withheld) will appoint from among the Overline Lenders a successor Agent. If no successor Agent shall have been appointed within such sixty-day period, Agent may appoint, after consulting with the Overline Lenders and Borrower, a successor agent from among the Overline Lenders, who shall serve as Agent until such time, if any, as the Required Overline Lenders shall have appointed a successor agent as provided hereinabove. Upon the written acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Restructuring Documents. After any retiring Agent's resignation as Agent, the provisions of this Article Nine shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                 Section 9.11       Collateral Matters.

                 (i) Agent is hereby authorized on behalf of all the Overline Lenders, without the necessity of any notice to or further consent from the Overline Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Collateral Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

                 (ii) The Overline Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Overline Commitments and indefeasible payment in full of all

         Overline Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with a disposition permitted hereunder, (iii) constituting property in which neither Borrower nor any Subsidiary owned any interest at the time such Lien was granted or at any time thereafter or (iv) if approved, authorized or ratified in writing by each Overline Lender or the Required Overline Lenders, as may be required with respect to any such release in accordance with
         Section 10.8 of this Agreement. Upon request by Agent at any time, the Overline Lenders will confirm in writing Agent's authority to release Collateral pursuant to this subsection (b).


                                  ARTICLE X

                                MISCELLANEOUS

                 Section 10.1 Representation of Overline Lenders. Each Overline Lender hereby represents that it is a commercial lender which makes loans in the ordinary course of its business and that it will make each Overline Loan hereunder for its own account in the ordinary course of such business; provided, however, that, subject to subsection 10.2, the disposition of Indebtedness owed to or held by that Overline Lender shall at all times be within its exclusive control.

                 Section 10.2       Assignments and Participations.

                 (i) With the prior consent of Agent and Borrower, which consent shall not be unreasonably withheld, each Overline Lender may assign to one or more other Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Overline Commitments, the outstanding Overline Loans made by it and the Overline Note or Overline Notes held by it); provided, however, that (i) each such assignment, as to all of the assigning Overline Lender's rights and obligations under this
         Agreement, shall be of an equal percentage of such rights and obligations, (ii) except in the case of an assignment to an Affiliate of such Overline Lender or a Person that, immediately prior to such assignment, was an Overline Lender, the amount of the Overline Commitments of such assigning Overline Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of (y) the aggregate Overline Commitments of such Overline Lender immediately prior to such assignment and (z) $5,000,000, (iii) each such assignment shall be to an Eligible Assignee and (iv) the parties to each such assignment will execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Overline Note or Overline Notes subject to such assignment, and will pay a processing fee of $2,500 to Agent for its own account; provided further, that each assignment of rights and obligations under this Agreement (including with respect to any Overline Commitments, outstanding Overline Loans and Overline Notes) shall become effective only upon a concurrent pro rata assignment to the same Eligible Assignee of all or the applicable portion of such Overline Lender's rights and obligations as a Lender under the Credit Agreement (including with respect to such Lender's Reducing Revolving Credit Commitment, outstanding Reducing Revolving Loans and Reducing Revolving Credit Notes). Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein (a) the assignee thereunder shall be deemed a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of such Overline Lender hereunder with respect thereto and (b) the assigning Overline Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Overline Lender's rights and obligations under this Agreement, such Overline Lender shall cease to be a party hereto).

                 (ii) By executing and delivering an Assignment and Acceptance, the assigning Overline Lender and the assignee thereunder confirm to and agree, with each other and with the other parties hereto, as follows: (i) other than as may be provided in such Assignment and Acceptance, such assigning Overline Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Restructuring Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Restructuring Document or any other instrument or document furnished hereto or pursuant thereto; (ii) such assigning Overline Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any of its Subsidiaries or the performance or observance by Borrower or any of its Subsidiaries of any of their respective obligations under this Agreement or any other Restructuring Document or any other instrument or document furnished pursuant hereto or thereto;
         (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of all financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iv) such assignee will, independently and without reliance upon Agent, the assigning Overline Lender or any other Overline Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers ad discretion under this Agreement and the other Restructuring Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Overline Lender.

                 (iii) Agent will maintain a copy of each Assignment and Acceptance delivered to and accepted by it an a register for the recordation of the names and addresses of the Overline Lenders and the Overline Commitments of, and principal amount of the Overline Loans owing to, each Overline Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent, Issuing Lender and Overline Lenders may treat each Person whose name is recorded in the Register as an Overline Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower, Issuing Lender or any Overline Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (iv) Upon its receipt of an Assignment and Acceptance executed by an assigning Overline Lender and an assignee, together with any Overline Note, or Overline Notes subject to such assignment, Agent will, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at its own expense, will execute and deliver to Agent in exchange for the surrendered Overline Note or Overline Notes a new
         Overline Note or Overline Notes to the order of such assignee in an amount equal to the Overline Commitment or Overline Commitments assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Overline Lender has retained its Overline Commitments hereunder, a new Overline Note or Overline Notes to the order of the assigning Overline Lender in an amount equal to the Overline Commitment or Overline Commitments retained by it hereunder. Such new Overline Note or Overline Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Overline Note or Overline Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B.

                 (v) Each Overline Lender may sell to one or more other Persons participations in any portion comprising less than all of it rights and obligations under this Agreement (including, without limitation, a portion of its Overline Commitments, the outstanding Overline Loans made by it and the Overline Note or Overline Notes held by it); provided, however, that (i) such Overline Lender's obligations under this Agreement shall remain unchanged, (ii) such Overline Lender shall remain solely responsible for the performance of such obligations,
         (iii) Borrower, Issuing Lender, Agent and the other Overline Lenders shall continue to deal solely and directly with such Overline Lender in connection with such Overline Lender's rights and obligations under this Agreement, (iv) any such participation shall be in an amount of not less than $5,000,000, (v) no Overline Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Overline Lender, covers all of such Overline Lender's rights and obligations under this Agreement (including, without limitation, all of its Overline Commitments, the outstanding Overline Loans made by it and the Overline Note or Notes held by it), (vi) each such participation, as to all of the participating Overline Lender's rights and obligations under this Agreement, shall be of an equal percentage of such rights and obligations and (vii) no Overline Lender shall permit any participant to have any voting rights or any right to control the vote of such Overline Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Restructuring Document except as to actions of the type described in
         Section 9.8(a) of the Credit Agreement. In the case of a participation, the participant shall not have any rights under this Agreement or any of the other Restructuring Documents, the participant's rights against the granting Overline Lender in respect of such participation to be those set forth in the participation agreement, and all amounts payable by Borrower hereunder shall be determined as if such Overline Lender had not sold such participation; provided, however, that each such participant shall have the rights of an Overline Lender for purposes of Sections 2.11, 2.12, and 10.5, and shall be entitled to the benefits thereto, to the extent that the Overline Lender selling such participation would be entitled to such benefits if the participation had not been sold.

                 (vi) Issuing Lender may assign all, but not less than all, of its rights and obligations under this Agreement, including, without limitation, its commitment to issue Letters of Credit, to any Eligible Assignee, and upon acceptance of such assignment, the successor Issuing Lender shall succeed to such rights and obligations and the assigning Issuing Lender shall be discharged therefrom.

                 (vii) Agent, Issuing Lender and each Overline Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant, or proposed assignee or participant, any information relating to Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such assignee or participant or proposed assignee or participant agrees in writing to Agent, Issuing Lender or such Overline Lender, as the case may be, to keep such information confidential to the same extent required of the Overline Lenders under Section 9.17 of the Credit Agreement (provided that all references in such Section 9.17 to "this Agreement" shall be deemed to refer to this Secured Overline Credit Agreement).

                 Section 10.3 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, Borrower shall be obligated: (a) to pay or reimburse Agent and each Overline Lender upon demand and after notice in accordance with subsection 10.15 for all reasonable expenses (including, without limitation, attorneys' fees, allocated costs of internal counsel and professional fees of Overline Lenders' financial advisor, but excluding salaries of Agent's regularly employed personnel and overhead) incurred or paid by Agent or any Overline Lender in connection with: (i) the preparation, execution, delivery, administration, interpretation, modification, amendment, enforcement or termination of this Agreement or the other Restructuring Documents or any consent or waiver requested by Borrower hereunder or thereunder, (ii) charges for appraisers, examiners, environmental consultants, financial consultants, auditors or similar Persons whom Agent may engage with respect to rendering opinions concerning the financial condition or value of Borrower and its Subsidiaries or any of their assets or businesses; and (iii) any commercially reasonable attempt to inspect, verify, protect, preserve, collect, sell, liquidate or otherwise dispose of the Collateral or any other assets of any Credit Party;

                 (b) to pay or reimburse Agent and each Overline Lender upon demand and after notice in accordance with subsection 10.15 for all reasonable expenses (including, without limitation, attorneys' fees, allocated costs of internal counsel and professional fees of Overline Lenders' financial advisor, but excluding salaries of Agent's or such Overline Lender's regularly employed personnel and overhead) incurred or paid by Agent or such Overline Lender in connection with: (i) any litigation, contest, dispute, suit or proceeding or action (whether instituted by Agent, the Overline Lenders, or any of them, Borrower or any other Person) in any way relating to this Agreement or the other Restructuring Documents or to Borrower's or any Subsidiary's affairs (other than a dispute solely between or among the Overline Lenders); (ii) any attempt by Agent or such Overline Lender to enforce any of its rights against Borrower or any other Person that may be obligated to Agent or such Overline Lender by virtue of this Agreement or the other Restructuring Documents; and (iii) any refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding;

                 (c) to pay and hold Agent and each Overline Lender harmless from and against any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all intangibles, documentary stamp and other similar taxes, fees and excises, if any including any interest and penalties, that may be, or be determined to be, payable in connection with the transactions contemplated by this Agreement and the other Restructuring Documents or in any modification hereof or thereof; and

                 (d) to pay and hold Agent and each Overline Lender harmless from and against any and all finder's or brokerage fees and commissions that may be payable in connection with the transactions contemplated by this Agreement and the other Restructuring Documents.

                 Section 10.4 Indemnification. From and at all times after the date of this Agreement, and in addition to the costs and expenses payable under subsection 10.3 and all of Agent's and the Overline Lenders' other rights and remedies against Borrower, Borrower agrees to indemnify and hold harmless Agent and each Overline Lender and each of their directors, officers, employees, counsel, agents and Affiliates (each, an "Indemnified Person") against any and all claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, attorneys' fees, costs and expenses (collectively, "Indemnified Costs") incurred by or asserted against any such Indemnified Person from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy under any statute or regulation, including, without limitation, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, administration, modification, performance or enforcement of this Agreement or the other Restructuring Documents or any of the transactions contemplated herein or therein, and including, without limitation, any matter relating to the PW Engagement Letter or Environmental Claims, whether or not such Indemnified Person is a party to any such action, proceeding or suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs resulting primarily from the gross negligence or willful misconduct of such Indemnified Person (as finally determined by a court of competent jurisdiction or pursuant to arbitration as set forth in Annex 1 to the Credit Agreement). All of the foregoing losses, damages, costs and expenses of any Indemnified Person shall be payable by Borrower, as and when incurred and upon demand, and shall be additional Overline Obligations hereunder. In the event that the foregoing indemnity is unavailable or insufficient to hold each Indemnified Person harmless, then Borrower will contribute to amounts paid or payable by such Indemnified Persons in respect of their losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of Borrower and such Indemnified Persons in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

                 Section 10.5 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Overline Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other indebtedness at any time held or owing by that Overline Lender to or for the credit or the account of Borrower or any Subsidiary against and on account of the obligations and liabilities of Borrower or any Subsidiary to that Overline Lender under this Agreement including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, irrespective of whether or not (a) that Overline Lender shall have made any demand hereunder or (b) that Overline Lender shall have declared the principal of and interest on the Overline Loans, and any other amounts due hereunder to be due and payable pursuant to Article Nine and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                 Section 10.6 Ratable Sharing. Each Overline Lender agrees with each other Overline Lender that if any of them shall, through the exercise of any right of counterclaim, set-off, banker's lien or other remedy, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the Aggregate Amount Due to such Overline Lender which is greater than the proportion received by any other Overline Lender in respect to the Aggregate Amounts Due to such other Overline Lender, then the Overline Lender receiving such proportionately greater payment shall (y) notify each other Overline Lender and Agent of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Aggregate Amounts Due to the other Overline Lenders so that all such recoveries of Aggregate Amounts Due to the Overline Lenders shall be shared by the Overline Lenders in proportion to the Aggregate Amounts Due to all Overline Lenders; provided that if all or part of such proportionately greater payment received by such purchasing Overline Lender is thereafter recovered from such Overline Lender, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to that Overline Lender to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation so purchased and any other subsequent holder of such a participation otherwise acquired may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder as fully as if Borrower owed such holder the amount of any such participation held by that holder.

                 Section 10.7 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 Section 10.8 Amendments and Waivers. Except as may be otherwise specifically set forth in this Agreement or the other Restructuring Documents, neither this Overline Agreement nor any other Restructuring Document nor any provisions hereof or thereof may be amended, modified, waived, discharged or terminated, and no consent to any departure by the Borrower from any provision hereof or thereof may be given, except in a writing signed by the Required Overline Lenders; provided, however, that:

                 (i) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of each Overline Lender holding Overline Obligations directly affected thereby, (i) reduce the principal amount of, or rate of interest on, any Overline Loan, or reduce any fees or other Overline Obligations (other than fees payable to the Agent for its own account) or any obligations of any Person now or hereafter primarily or contingently liable with respect to the Overline Obligations or (ii) postpone any date fixed for any payment of principal, interest (other than additional interest payable under Section 2.3 during the continuance of an Event of Default), fees (other than fees payable to the Agent for its own account) or any other Overline Obligations;

                 (ii) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of all Overline Lenders, (i) increase the Overline Commitments of any Overline Lender (it being understood that a waiver of any Default or Event of Default or of any mandatory reduction in the Overline Commitment shall not constitute such an increase), (ii) change the definition of "Required Overline Lenders" or otherwise change the number or percentage of Overline Lenders that shall be required for the Overline Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder, (iii) amend, modify or waive any of the provisions for extending, or take action to extend, the Overline Maturity Date pursuant to Section 2.15, (iv) affect the obligation of the Lenders having Overline Commitments to become L/C Participants, (v) amend any provision of this Section, (vi) release all or substantially all of the Collateral or (vii) consent to the assignment or transfer by the Borrower, or by any other Person nor or hereafter primarily or contingently liable with respect to the Overline Obligations, of any of its rights and obligations under this Overline Agreement or any of the other Restructuring Documents.

                 (iii) No provisions relating to the rights or obligations of the Issuing Lender under this Overline Agreement or any of the other Restructuring Documents may be amended, modified or waived without the consent of the Issuing Lender; and

                 (iv) no provisions relating to the rights or obligations of the Agent under this Overline Agreement or any of the other Restructuring Documents may be amended, modified or waived without the consent of the Agent.

                 Section 10.9 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                 Section 10.10 Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BORROWER, AGENT AND OVERLINE LENDERS HEREUNDER AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISION) OF THE STATE OF NORTH CAROLINA.

                 Section 10.11 Successors and Assigns. This Agreement shall be binding upon Borrower and its respective successors and assigns. This Agreement shall inure to the benefit of Agent and Overline Lenders and their respective successors and assigns.

                 Section 10.12 Consent to Jurisdiction and Service of Process. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWER
HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER RESTRUCTURING DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER RESTRUCTURING DOCUMENTS, OR ANY PROCEEDING TO WHICH Agent, ANY OVERLINE LENDER OR BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF Agent, Issuing Lender, ANY OVERLINE LENDER
OR BORROWER. BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY

AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                 Section 10.13 Waiver of Jury Trial. BORROWER, AGENT, AND EACH OVERLINE LENDER EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower, Agent, and each Overline Lender each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Borrower, Agent, and each Overline Lender, each further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE OBLIGATIONS OF BORROWER HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. In the event that the waiver of jury trial herein shall be determined to be invalid or unenforceable as a matter of law with respect to any party, the provisions of Annex I to the Credit Agreement shall govern as to matters set forth therein with respect to such party.

                 Section 10.14 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

                 Section 10.15 Notices. All notices under this Agreement shall be delivered in accordance with the provisions of, and shall be deemed to have been given as provided in, Section 10.14 of the Credit Agreement; provided that the address for each party hereto shall be the address set forth on the applicable signature page hereof, or such other address as may be designated in a written notice delivered to Agent in accordance with the provisions of this
Section 10.15.

                 Section 10.16 HMO Guaranties. Overline Lenders hereby release the guaranties of each Subsidiary of the Borrower that is a health maintenance organization; provided upon the request of the Agent or Required Overline Lenders and to the extent not prohibited by application of relevant health maintenance organization laws and regulations, the Borrower shall cause each such Subsidiary (other than Doctors Health Plan, Inc.) to deliver a guaranty of payment of the Overline Obligations and the obligations under the Credit Agreement substantially in the form of the Guaranty Agreement and to secure its guaranty by granting a security interest in all of its assets pursuant to a security agreement satisfactory in form and substance to the Agent.


                                   [Remainder of page intentionally left blank]

                 IN WITNESS WHEREOF, Borrower, Agent and each Overline Lender have caused this Agreement to be executed by its duly authorized officer as of the date set forth below.

                                      COASTAL PHYSICIANS GROUP, INC.


                                      By:
                                      Title:

                                      Notice Address:





                                      FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA, individually and as Agent


                                      By:
                                      Title:

                                      Notice Address:





                                      CORESTATES BANK, N.A.


                                      By:__________________________________
                                         Name:
                                         Title:

                                      Notice Address:

                                   THE LONG-TERM CREDIT BANK OF
                                   JAPAN, LTD.


                                   By:__________________________________
                                      Name:
                                      Title:

                                   Notice Address:




                                   MELLON BANK, N.A.


                                   By:__________________________________
                                      Name:
                                      Title:

                                   Notice Address:





                                   NATIONSBANK, N.A.



                                   By:__________________________________
                                      Name:
                                      Title:

                                   Notice Address:

                                  NATIONSBANK, N.A.



                                  By:__________________________________
                                     Name:
                                     Title:

                                  Notice Address:





                                  THE BANK OF NOVA SCOTIA


                                  By:__________________________________
                                     Name:
                                     Title:

                                  Notice Address:





                                  SOCIETY NATIONAL BANK


                                  By:__________________________________
                                     Name:
                                     Title:

                                  Notice Address:

                                  BB&T


                                  By:__________________________________
                                     Name:
                                     Title:

                                  Notice Address:




                                  WACHOVIA BANK OF NORTH CAROLINA,
                                  N.A.


                                  By:__________________________________
                                     Name:
                                     Title:


                                  Notice Address:




                                  BANK OF AMERICA, ILLINOIS


                                  By:__________________________________
                                     Name:
                                     Title:


                                  Notice Address:

                                 MERRILL, LYNCH, PIERCE, FENNER &
                                   SMITH, INCORPORATED


                                 By:__________________________________
                                    Name:
                                    Title:


                                 Notice Address: